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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements of Boston Properties, Inc. on Forms S-3 (File Numbers, 333-36142, 333-39114, 333-40618, 333-51024, 333-58694, 333-60219, 333-61799, 333-64902, 333-68379, 333-69375, 333-70765, 333-80513, 333-81355, 333-82498, 333-83859, 333-83861, 333-83863, 333-83867, 333-83869, 333-86585, and 333-91425) and on Forms S-8 (File Numbers 333-52845, 333-54550, 333-70321, and 333-81824) of our report dated January 25, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

March 01, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS